Exhibit 99.1

BLUEGREEN VACATIONS INVESTOR PRESENTATION THIRD QUARTER 2021 November 2021

Forward- looking Statements Certain statements in this presentation are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements are based on current expectations of management and involve risks, uncertainties, and other factors, many of which are beyond our control, that may cause actual results or performance to differ from those set forth or implied in the forward-looking statements. These risks and uncertainties include, without limitation, the risk that the Company is a holding company and, accordingly, will be largely dependent on dividends from Bluegreen to fund its expenses and obligations in future periods, and Bluegreen’s ability to pay dividends will depend on its results and may be limited by the terms of Bluegreen’s indebtedness; risks relating to Bluegreen’s business, operations and financial results; risks related to the COVID-19 pandemic and the recovery from the COVID-19 pandemic, including that the pandemic may continue to be prolonged and any recovery from the pandemic may not favorably impact Bluegreen’s results to the extent anticipated or at all; competitive conditions; labor market conditions, including shortages and cost of labor, and its impact on operations; risks relating to our and Bluegreen’s liquidity and the availability of capital; risks that Bluegreen’s default rates may increase and exceed expectations, and if Bluegreen’s efforts to address the actions of timeshare exit firms and the increase in default rates associated therewith are not successful; risks related to our and Bluegreen’s indebtedness, including the potential for accelerated maturities and debt covenant violations; the impact of the COVID-19 pandemic on Bluegreen’s consumers, including their income, their level of discretionary spending both during and after the pandemic, and their views towards travel and the vacation ownership industries; the risk that Bluegreen’s resort management fees and finance operations may not continue to generate recurring sources of cash during or following the pandemic to the extent anticipated or at all; risks that Bluegreen’s current or future marketing alliances and arrangements, including its marketing arrangements with Bass Pro and the Choice Hotels program, may not result in the benefits anticipated, including increased VOI sales, that sales from marketing alliances and other arrangements or otherwise may not return to pre-pandemic levels, that any future expansion into additional Bass Pro or Cabela’s stores may not meet Bluegreen’s expectations or goals, and there is no assurance that Bluegreen will continue to have marketing operations at all of the Bass Pro and Cabela’s stores where it currently conducts marketing operations; the risk that vacation package sales, including those in the pipeline, may not convert to tours and/or VOI sales at anticipated or historical rates; the risk that Bluegreen’s allowance for loan losses may not be adequate and, accordingly, may need to be further increased in the future; our and Bluegreen’s ability to successfully implement strategic plans and initiatives, generate earnings and long-term growth, including that the Bluegreen Renewal Program may not result in increased sales, revenues or efficiencies, or otherwise be successful; risks related to the mix of sales to new customers and existing owners, including that it may not support net owner growth in the future; our expectations with respect to fee-based sales as a percentage of system-wide sales and Cost of VOIs sold for the remainder of 2021 may not prove to be accurate, and costs may be greater than expected; and the additional risks and uncertainties described in the Company's filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 1, 2021 (including the “Risk Factors” section thereof), and the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2021, which was filed on November 3, 2021. The Company cautions that the foregoing factors are not exclusive. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. The Company does not undertake, and specifically disclaims any obligation, to update or supplement any forward-looking statements. In addition, past performance may not be indicative of future results.  Bluegreen vacations 2

BLUEGREEN VACATIONS Bluegreen Vacations Holding Corporation (NYSE: BVH; OTCQX: BVHBB) (the “Company") is a leading vacation ownership company that markets and sells vacation ownership interests and manages resorts in popular leisure and urban destinations. The Bluegreen Vacation Club is a flexible, points-based, deeded vacation ownership plan with 68 Club and Club Associate Resorts and access to nearly 11,300 other hotels and resorts through partnerships and exchange networks. The Company also offers, through its subsidiaries, a portfolio of comprehensive, fee-based resort management, financial, and sales and marketing services to, or on behalf of, third parties.

Third Quarter 2021 Commentary Approximately two years ago we announced the Bluegreen Renewal Program. The goal for this program was to address areas we believed were adversely impacted by inconsistent performance. The initiative reflects our company wide effort to revitalize sales, revenue growth and efficiency and we are pleased to report that Bluegreen’s results during the third quarter of 2021 reflected an all-time record of system-wide sales of VOIs; an all-time record of sales of vacation packages; and the achievement of one of the strongest Adjusted EBITDA(1) in the Company’s history. We believe these achievements reflect the ongoing success of our Bluegreen Renewal Program. Bluegreen achieved record third quarter system-wide sales of VOIs. System-wide sales grew 6% during the third quarter of 2021 compared to the third quarter of 2019 and 73% compared to the third quarter of 2020. Bluegreen’s sales to new customers during the third quarter of 2021 represented 50% of system-wide sales of VOIs versus 48% in the third quarter of 2019, a sales mix which we believe will support net owner growth in the future. Bluegreen sold 52,013 vacation packages in the third quarter of 2021, a third quarter record for package sales, compared to 37,286 in the third quarter of 2020 and 49,821 in the third quarter of 2019. Bluegreen’s overall occupancy rate during the third quarter of 2021 was approximately 84% at resorts with sales centers, an increase from the 70% occupancy experienced in the third quarter of 2020 during the pandemic. The demand for resort stays from Bluegreen Vacation Club owners has been strong and we believe our core strategy of primarily offering a ‘drive-to’ network of resorts will continue to serve as a growth driver. Net income from continuing operations attributable to shareholders of $23.1 million during the third quarter of 2021 and a third quarter record $42.7 million of Adjusted EBITDA attributable to shareholders. (1) See Appendix for reconciliation 4

Third Quarter Highlights 1 Net income attributable to shareholders was $23.1 million. 2 Earnings Per Share (“EPS”) from continuing operations of $1.07. 3 The Company’s Adjusted EBITDA(1) was $42.7 million. 4 System-wide sales of vacation ownership interests (“VOIs”) of $180.6 million. 5 Resort Operations and Club Management Segment Adjusted EBITDA increased 31% to $21.6 million in the current year quarter from $16.5 million in the prior year quarter. 6 As of September 30, 2021, the Company had marketing operations at 123 Bass Pro Shops and Cabela’s stores, including 11 new Cabela’s locations. 7 Average sales volume per guest (“VPG”) of $2,910. (1) See Appendix for reconciliation.

Bluegreen Third Quarter(1)(3) Performance ($ In millions except vacation packages data) System-Wide Sales of VOIs $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 $200 3Q 2019 $170.4 3Q 2020 $104.3 3Q 2021 $180.6 Total Revenue $0 $25 $50 $75 $100 $125 $150 $175 $200 $225 3Q 2019 $202.7 3Q 2020 $144.6 3Q 2021 $214.5 Adjusted EBITDA attributable to BVH (2) $0 $5 $10 $15 $20 $25 $30 $35 $40 $45 $50 3Q 2019 $37.0 3Q 2020 $22.4 3Q 2021 $43.3 Vacation Packages Sold 0 10,000 20,000 30,000 40,000 50,000 60,000 3Q 2019 49,821 3Q 2020 37,286 3Q 2021 52,013 For the three months ended 9/30/2019, 9/30/2020 and 9/30/2021. See Appendix for reconciliation to net income attributable to BVH of $9.9 million and $25.1 million for the 3Q 2020 and 3Q 2021. Due to the volatility of results during the periods as a result of the varying impact of the COVID-19 pandemic, the Company has provided information for the third quarters of 2019, 2020 and 2021.

Bluegreen Year to Date(1)(3) Performance ($ in millions except vacation packages data) System-Wide Sales of VOIs $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 YTD 2019 $463.6 YTD 2020 $254.8 YTD 2021 $451.1 Total Revenue $0 $100 $200 $300 $400 $500 $600 YTD 2019 $560.5 YTD 2020 $370.0 YTD 2021 $554.0 Adjusted EBITDA attributable to BVH $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 YTD 2019 $91.8 YTD 2020 $29.5 YTD 2021 $95.1 Vacation Packages Sold 0 20,000 40,000 60,000 80,000 100,000 120,000 140,000 160,000 180,000 YTD 2019 150,222 YTD 2020 88,332 YTD 2021 157,643 For the nine months ended 9/30/2019, 9/30/2020 and 9/30/2021. See Appendix for reconciliation to net income attributable to BVH of $1.3 million and $52.1 million for the nine months ended 9/30/2020 and 9/30/2021. Due to the volatility of results during the periods as a result of the varying impact of the COVID-19 pandemic, the Company has provided information for the nine months ended September 30, 2019, 2020, and 2021.

Sales & Marketing Driven Business

9/30/2020[1]

88,000+
Vacation Packages Sold

~83,000
Guest Tours
(New Customer & Existing Owners) [1]

$254.8 Million
System-Wide VOI Sales

~218,000
Vacation Club Owners



Vacation Packages & Leads
CHOICE
Tours
Sales
In-House Tours
Owners

9/30/2021[2]

157,000+
Vacation Packages Sold

~156,000
Guest Tours
(New Customer & Existing Owners)

$451.1 Million
System-Wide VOI Sales

~218,000
Vacation Club Owners

Marketing Mix by % of Sales[2]



Other New Customers 21%
Samplers 3%
Choice 5%
Bass Pro/Cabelas 21%
Existing Owners 50%
New Customer Sales
Existing Owner Sales

(1) For the nine months ended 9/30/2020.
(2) For the nine months ended 9/30/2021.

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Liquidity Position ($ in millions) Liquidity Position Unrestricted Cash $200 $205 $210 $215 $220 $225 12/31/2020 $221/1 9/30/2021 $216.6 Liquidity Position Free Cash Flow (1) (3) -$10 $0 $10 $20 $30 $40 $50 $60 $70 $80 YTD 2020 ($6.8) YTD 2021 $74.6 Availability (2) Under Credit Lines $200 $220 $240 $260 $280 $300 12/31/2020 $292.4 9/30/2021 $257.7 Liquidity Profile As of September 30, 2021, the Company had total availability(2) of $257.7 million under its $415.0 million of credit and receivable purchase facilities. Non-receivable-backed debt to equity ratio of 1.07:1 at 9/30/21 vs 1.34:1 at 12/31/20. For the nine months ended 9/30/20 & 9/30/21, respectively. Subject to eligible collateral and the terms and conditions of each facility. See the Appendix for a reconciliation of cash flow from operating activities to free cash flow, which is defined as cash from operating activities less capital expenditures.

Strategic Relationships Bluegreen has multiple channels intended to generate sales within our core demographic One-way, exclusive in-store Bass Pro marketing relationship Operation of 123 kiosks in Bass Pro and Cabela’s stores as of September 30, 2021 Marketing to Choice customers, including over 50 million Choice Privileges members through a call transfer program and outbound telemarketing methods

Extensive Network for Reaching Target Customers Sales of Bluegreen Vacation Packages at 123 Locations Bluegreen Club Resorts (42) Bluegreen Club Resorts – Big Cedar JV (3) Bluegreen Club Associate Resorts (23) Bass Pro Shops with BXG (69) Cabela’s with BXG (59) Cabela’s No BXG Presence Percent of Owner Population by State 6-9% 4-5% 2-3% <2%

A Leading Operator of “Drive-To” Vacation Ownership Resorts Approximately 88% of owners live within a 4-hour drive to a Bluegreen resort Geographically diverse owner baseOpportunities for growth in the western U S Resort and Owner data as of 12/31/21. Club Resorts include resorts in which owners have the right to use a significant amount of the units in connection with their ownership. Club Associate Resorts include resorts in which owners have the right to use a limited number of units in connection with their ownership. Percent of Owner Population by State 6-9% 4-5% 2-3% <2% Resort and Owner data as of 12/31/21. Club Resorts include resorts in which owners have the right to use a significant amount of the units in connection with their ownership. Club Associate Resorts include resorts in which owners have the right to use a limited number of units in connection with their ownership.

Securitizations and Other Credit Facilities ($ in millions) Recent Securitization History 2020-A 2018-A 2017-A 2016-A 2015-A 2013-A Initial Note Amount $131.0 $117.7 $120.2 $130.5 $117.8 $110.6 Advance Rate 88.00% 87.20% 88.00% 90.00% 94.25% 93.75% Weighted Avg. Interest Rate 2.60% 4.02% 3.12% 3.35% 3.02% 3.20% Stated Maturity 2036 2034 2032 2031 2030 2028 Weighted Avg. FICO Score 726 718 713 707 708 710 Securitization History Term Securitization Initial Note Amount Outstanding(1) 2020-A $131 $99 2018-A 118 58 2017-A 120 41 2016-A 131 27 2015-A 118 16 2013-A 111 7 2012-A 100 0 2010-A 108 0 BXG Legacy 2010 27 0 2008-A 60 0 2007-A 177 0 2006- B 139 0 2006-A (GE) 125 0 2005-A 204 0 2001-B 157 0 2001-A (GE) 39 0 2002-A 170 0 ~$258 Million of Available Credit Facility Liquidity (1) Corporate Credit Line $20 $105 $125 KeyBank/DZ Purchase Facility (3) $31 $49 $80 Liberty Bank Facility (3) $23 $17 $40 Quorum Purchase Facility (3) $23 $27 $50 $NBA Facility (3) $31 $29 $70 Pacific Western Bank Facility (3) $29 $21 $50 Outstanding Available (2) As of 9/30/2021 Subject to eligible collateral, if applicable, and terms and conditions of each facility. Facilities for the financing of the Company’s VOI notes receivable.

VOI Sales Finance Business Seller-financing provided for up to 90% of purchase price (down payment may include equity) Facilitates VOI sales and earns net interest spread Weighted average interest rate: 15.2% (1) In-house servicing team Net Interest Spread For the nine months ended 9/30/2021 ($ in millions) 60 -12 0 48 Interest income on VOID Notes Receivable Portfolio Interest Expense on Receiveable Backed Debt Net Mortgage Servicing Financing Revenue FICO Profiles as of 9/30/2021(2) 39% 601-699 4% <600 57% 700+ Average FICO score of 722(3) Average Annual Default Rate 9.51% As of 9/30/2020 9.21% As of 9/30/2021 As of 9/30/2021. Rate depends on FICO score, down payment, existing ownership and ACH participation. Excludes obligors with no FICO score (primarily foreign buyers). Weighted-average FICO score for originations as of 9/30/21 after a 30-day, “same as cash” period from the point of sale.

Differentiated Owner Base Avg. Customer Household Income (1) ($ in thousands) $130 $150 $90 $83 $69 Owner Age at Purchase (2) Gen X 31% Baby Boomer 30% Silent Gen 5% Unknown 8% Millenial 26% Generation US Adult Population Millennial 27% Gen X 36% Baby Boomer 29% Silent Gen 4% Above: VAC, HGV and TNL data from 2021, 2020, 2019 and 2018 investor presentations issued by each. BXG internal data from 2021. US Median income from US Census Bureau (2019). Represents owner age at time of purchase for sales to new owners 1/1/19-10/31/21. US Adult Population from US Census Bureau (2019).

Sector Comparison

($ in millions, except per share figures)		Share price data: Price	Share price data: YTD change	Share price data: % of 52-wk high	Share price data: Div. yield	Market cap	Enterprise value	EV / 2022E EBITDA (pre-SBC)	EV / 2023E EBITDA (pre-SBC)	Net debt / 2022E EBITDA (pre-SBC)
VAC [1][5]	Marriott Vacations Worldwide	$168.19	22.6%	88.1%	0.3%	$7,441	$9,991	10.9x	9.9x	2.7x
TNL [2][5]	Travel + Leisure Co.	55.50	23.7%	81.3%	2.2%	4,938	7,646	8.8x	7.8x	3.1x
HGV [3][5]	Hilton Grand Vacations, Inc.	51.15	63.2%	90.8%	–	6,220	8,870	9.6x	8.6x	2.9x
BVH [4][5]	Bluegreen Vacations Holding Corp.	30.75	127.3%	94.1%	–	650	789	6.3x	5.8x	1.1x
Mean		$76.40	59.2%	88.6%	0.6%	$4,812	$6,824	8.9x	8.0x	2.5x
Median		$53.33	43.4%	89.4%	0.2%	$5,579	$8,258	9.2x	8.2x	2.8x

Source: VAC, TNL, HGV and BVH financials as of Q3 2021; Data from FactSet and SNL as of 11/12/2021.
Note: HGV reported suspension of quarterly dividend.
(1) VAC financials incorporate Welk acquisition. VAC consensus estimates do not fully reflect Welk EBITDA.
(2) Formerly Wyndham Destinations, Inc. (NYSE: WYND), Travel + Leisure Co. is now listed at NYSE under the ticker symbol "TNL", following the acquisition of the Travel + Leisure brand in January 2021.
(3) HGV merger with Diamond was completed on August 2, 2021. HGV financials include 59 days of Diamond results. HGV consensus reflects post-Diamond merger EBITDA for JP Morgan only and excludes research that do not fully incorporate the Diamond merger on their estimates.
(4) On May 5, 2021, Bluegreen Vacations Holding Corporation ("BVH") and Bluegreen Vacations Corporation ("BXG") completed a short-form merger. Peak TEV reflects BXG's historical TEV until 5/5/2021.
(5) Third party data has been derived from the appropriate company's public filings. We do not conform or take any responsibility for the accuracy of such information.

Pre-SBC refers to pre-Stock Based Compensation expense.

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For additional information, please contact: Leo Hinkley, Investor Relations Officer, Managing Director Telephone: 954-940-5336 Email: Leo.Hinkley@BVHCorp.com Thank you! APPENDIX For more information, see the Earnings Release dated November 3, 2021, and the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. Further, the Company refers to certain non-GAAP financial measures, including system-wide sales of VOIs, Adjusted EBITDA attributable to shareholders, and free cash flow, which are defined in the Company’s Earnings Release and Quarterly Report on Form 10-Q for the three months ended September 30, 2021. Please see the supplemental tables attached herein for additional information and reconciliation of such non-GAAP financial measures.

Consolidated Statements Of Operations and Comprehensive Income (Loss)

(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,	
	2021	2020	2021	2020
Revenue:				
Gross sales of VOIs	$ 128,090	$ 71,149	$ 306,640	$ 157,530
Provision for loan losses	(20,707)	(11,884)	(51,514)	(44,083)
Sales of VOIs	107,383	59,265	255,126	113,447
Fee-based sales commission revenue	35,585	22,119	96,921	64,619
Other fee-based services revenue	31,920	27,831	91,259	83,558
Cost reimbursements	18,699	15,684	50,859	46,654
Interest income	20,931	19,345	59,787	59,963
Other income, net	—	—	157	186
Total revenues	214,518	144,244	554,109	368,427
Costs and Expenses:				
Cost of VOIs sold	7,482	3,597	19,675	8,734
Cost of other fee-based services	11,768	20,861	44,500	61,107
Cost reimbursements	18,699	15,684	50,859	46,654
Interest expense	8,660	8,212	27,271	27,668
Selling, general and administrative expenses	132,496	120,932	338,246	281,237
Other expense, net	121	339	—	—
Total costs and expenses	179,226	169,625	480,551	425,400
Income (loss) before income taxes	35,292	(25,381)	73,558	(56,973)
(Provision) benefit for income taxes	(7,975)	497	(16,858)	(441)
Income (loss) from continuing operations	27,317	(24,884)	56,700	(57,414)
Discontinued operations				
Loss from discontinued operations	—	(5,516)	—	(41,593)
Benefit for income taxes	—	7,926	—	9,067
Net income (loss) from discontinued operations	—	2,410	—	(32,526)
Net income (loss)	27,317	(22,474)	56,700	(89,940)
Less: Income attributable to noncontrolling interests - continuing operations	4,190	3,358	11,098	4,314
Less: Loss attributable to noncontrolling interests - discontinued operations	—	(510)	—	(4,822)
Net income (loss) attributable to shareholders	$ 23,127	$ (25,322)	$ 45,602	$ (89,432)
Basic earnings (loss) per share from continuing operations	$ 1.07	$ (1.51)	$ 2.21	$ (3.35)
Basic earnings (loss) per share from discontinued operations	—	0.16	—	(1.50)
Basic earnings (loss) per share	$ 1.07	$ (1.35)	$ 2.21	$ (4.85)
Diluted earnings (loss) per share from continuing operations	$ 1.06	$ (1.51)	$ 2.21	$ (3.35)
Diluted earnings (loss) per share from discontinued operations	—	0.16	—	(1.50)
Diluted earnings (loss) per share (1)	$ 1.06	$ (1.35)	$ 2.21	$ (4.85)
Cash dividends declared per Class A and B common shares	$ —	$ —	$ —	$ —

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Consolidated Statements Of Cash Flows – Unaudited (In thousands) (Unaudited) Operating activities: Net income (loss) Adjustment to reconcile net income (loss) to net casli provided by operating activities: Recoveries from loan losses, net, from discontinued operations Provision for loan losses Depreciation, amortization and accretion, net Loss on disposal of property and equipment Share-based compensation expense Net losses on sales of real estate and property and equipment Equity earnings of unconsolidated real estate joint ventures Return on investment in unconsolidated real estate joint ventures Loss on the deconsolidation of IT'SUGAR, LLC Decrease in deferred income tax liability Impairment losses Changes in operating assets and liabilities: Notes receivable VO I inventory Trade inventory Real estate inventory Prepaids expense and other assets Accounts payable, accrued liabilities and other, and deferred income Net cash provided by operating activities For the Nine Months Ended September 30,  2021 2020 $ 56,700 $ (89,940) 51,514 15,091 43 608 (1,802) (78,902) 5,560 (7,852) 45,112 $86,072 (5,844) 44,083 19,829 25,417 507 (49) 3,933 3,326 (12,016) 31,588 (5,628) (3,408) 279 925 7,1 1 1 (16,952) $3,161 Investing activities: Return of investment in unconsolidated real estate joint ventures Investments in unconsolidated real estate joint ventures Proceeds from repayment of loans receivable Proceeds from sales of real estate Proceeds from sales of property and equipment Additions to real estate Purchases of property and equipment Decrease in cash from other investing activities Net cash used in investing activities (11,478) $ (11,478) 4,63 1 (14,009) 6,127 2,151 167 (70) (9,970) (1,210) $ (12,183) Financing activities: Repayments of notes payable, line of credit facilities and other borrowings $ (135,964) $ (177,710) Proceeds from notes payable and other borrowings 91,622 144,699 Redemption of junior subordinated debentures (4,186) Payments for debt issuance costs (447) (1,134) Cash transferred in spin-off of BBX Capital, Inc. (96,842) Merger consideration (613) Purchase and retirement of common stock (20,872) (11,741) Dividends paid on common stock (1,144) Distributions to noncontrolling interests (7,194) Net cash used in financing activities $ (70,460) $ (151,066) Net increase (decrease) in cash and cash equivalents and restricted cash 4,134 (160,088) Cash, cash equivalents and restricted cash at beginning of period 257,104 406,870 Cash, cash equivalents and restricted cash at end of period $ 261,238 $ 246,782

Consolidated Statements Of Cash Flows – (Continued) (In thousands) (Unaudited) For the Nine Months Ended September 30, 2021 2020 Supplemental cash flow information: Interest paid on borrowings, net of amounts capitalized $ 23,481 $ 22,912 Income taxes paid 14,175 778 Supplementary7 disclosure of non-cash investing and financing activities: Increase in other assets upon issuance of Community Development District Bonds 827 Assumption of Community Development District Bonds by homebuilders 3,837 Reconciliation of cash, cash equivalents and restricted cash: Cash and cash equivalents 216,567 211,110 Restricted cash 44,671 35,672 Total cash, cash equivalents and restricted cash $ 261,238 $ 246,782

Consolidated Statements Of Balance Sheets

(In thousands, except share data)
(Unaudited)

	September 30, 2021	December 31, 2020
ASSETS		
Cash and cash equivalents	$ 216,567	$ 221,118
Restricted cash ($17,341 and $20,469 in VIEs at September 30, 2021 and December 31, 2020, respectively)	44,671	35,986
Notes receivable	589,277	551,393
Less: Allowance for loan losses	(152,540)	(142,044)
Notes receivable, net ($257,947 and $292,021 in VIEs at September 30, 2021 and December 31, 2020, respectively)	436,737	409,349
Vacation ownership interest ("VOI") inventory	341,562	347,122
Property and equipment, net	89,868	90,049
Intangible assets, net	61,369	61,431
Operating lease assets	35,016	34,415
Prepaid expenses	19,792	9,367
Other assets	38,075	41,282
Total assets	$ 1,283,657	$ 1,250,119
LIABILITIES AND EQUITY		
Liabilities		
Accounts payable	$ 15,375	$ 10,559
Deferred income	14,680	15,745
Accrued liabilities and other	133,175	93,971
Receivable-backed notes payable - recourse	22,501	38,500
Receivable-backed notes payable - non-recourse ($297,531 and $341,532 in VIEs at September 30, 2021 and December 31, 2020, respectively)	358,526	355,833
Note payable to BBX Capital, Inc.	75,000	75,000
Other notes payable and borrowings	108,979	138,386
Junior subordinated debentures	134,694	138,177
Operating lease liabilities	38,662	35,904
Deferred income taxes	83,512	85,314
Total liabilities	985,104	987,389
Commitments and contingencies		
Equity		
Preferred stock of $0.01 par value; authorized 10,000,000 shares	—	—
Class A Common Stock of $0.01 par value; authorized 30,000,000 shares; issued and outstanding 17,312,422 in 2021 and 15,624,091 in 2020	173	156
Class B Common Stock of $0.01 par value; authorized 4,000,000 shares; issued and outstanding 3,664,412 in 2021 and 3,693,596 in 2020	37	37
Additional paid-in capital	179,892	177,104
Accumulated earnings	56,188	10,586
Total Bluegreen Vacations Holding Corporation equity	236,290	187,883
Non-controlling interest	62,263	74,847
Total equity	298,553	262,730
Total liabilities and equity	$ 1,283,657	$ 1,250,119

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Free Cash Flow Reconciliation <in thousands) Net cash provided by operating activities Purchases of property and equipment Free Cash Flow For the Nine Months Ended September 30, 2021 2020 $ 86,072 $ 3,161 (11,478) (9,970) $ 74,594 $ (6.809)

Bluegreen Vacations Holding Corporation Adjusted EBITDA Attributable to Shareholders Reconciliation(in thousands) Net income (loss) attributable to shareholders S Net income attributable to the non-controlling interest continuing operations Net Income (loss) Add: Depreciation and amortization Less: Interest income (other than interest earned on VOI notes receivable) Add: Interest expense - corporate and other Add: Franchise taxes Add: Provision (benefit) for income taxes EBITDA Add: Shared-based compensation expense (1) Loss (gain) on assets held for sale Add: Severance and other(2) Adjusted EBITDA Adjusted EBITDA attributable to the non-controlling interest Adjusted EBITDA attributable to shareholders $ For the Three Mouths Ended September 30, 2021 2020 For the Niue Mouths Ended September 30, 2021 2020 23,127 $ (28.242) S 45,602 $ (61.728) 4,190 3.358 11,098 4.314 27,317 (24.884) 56,700 (57,414) 3,945 3.891 11,678 11.680 (77) (296) (267) (1.705) 4,811 4.302 15,353 14.923 77 101 173 118 7,975 (497) 16,858 441 44,048 (17.383) 100,495 (31.957) 457 608 12 283 (24) 326 2,403 663 2,403 6.660 46,920 (16.437) 103,482 (24.971) 14,221} (4.241) (12,250) (6.228) 42,699 $ (20,678) $ 91,232 $ (31,199)

Bluegreen Vacations Corporation Adjusted EBITDA Attributable to BVH Reconciliation(in thousands) Bluegreen's net income (loss) attributable to BVH Net income attributable to the non-controlling interest in Bluegreen Big Cedar Vacations Bluegreen Net Income Add: Depreciation and amortization Less: Interest income (other than interest earned on YOI notes receivable) Add: Interest expense - corporate and other Add: Franchise taxes Add: Provision for income taxes EBITDA Add: Share - based compensation expense 0) Loss (gain) on assets held for sale Add: Severance and other 'V Adjusted EBITDA Adjusted EBITDA attributable to the non-controlling interest in Bluegreen Big Cedar Vacations Adjusted EBITDA attributable to BVH For the Three Months Ended September 30, For the Nine Months Ended September 30, 2021 2020 2021 2020 $ 25,108 $ 4,190 9:901 2;644 $ 52,107 S 10,237 1,272 4,021 29,298 12:545 62,344 5,293 3,945 3:891 11,678 11,680 (83) (623) (241) (3,388) 2,998 3:409 9,903 11,932 78 101 197 118 8,399 4;850 18,550 1,073 44,635 24:173 102,431 26,708 457 — 608 — 12 283 (24) 326 2,403 663 2,403 6,660 47,507 25,119 105,418 33,694 (4,221) (2,670) (10,361) (4,161) $ 43,286 $ 22,449 $ 95,057 $ 29,533